Exhibit 99.1

The Honest Company Reports Second Quarter 2023 Results

Second Quarter Revenue Increased 8% versus Prior Year
Raises Full Year Revenue and Adjusted EBITDA Outlook
Operating Cash Flow Improvement Driven by Working Capital Discipline

LOS ANGELES, Calif. – August 8, 2023 – The Honest Company (NASDAQ: HNST), a digitally-native consumer products company dedicated to creating clean- and sustainably-designed products spanning baby care, beauty, personal care, wellness and household care, today reported financial results for the three and six months ended June 30, 2023.

“The power of the Honest Brand is reflected in our continued revenue growth in the second quarter, supported by strong consumption trends, underscoring the deep trust and love that our Honest community of shoppers have for our clean and sustainably-developed baby, beauty, wellness, and household products. Underpinning our second quarter performance was our Transformation Initiative, which drove positive operating cash flow in the quarter as a result of disciplined inventory management, marketing efficiencies and a tight focus on our cost structure,” said Chief Executive Officer, Carla Vernón. “We remain committed to expanding margins and driving shareholder value as we continue to realize additional benefits from our Transformation Initiative in the back half of the year. These improvements will establish the foundation upon which we will expand the Honest brand to become a larger, more vibrant, and more widely available brand than it is today.”

Second Quarter Results
(All comparisons are versus the second quarter of 2022)

This press release includes non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” at the end of this press release for more information.

Revenue increased 8% to $85 million driven by strong retail consumption, growth in the Digital channel, new revenue from baby clothing, and the benefit of price increases.

Revenue by Product Category

	For the three months ended June 30,
	2023	2022	% change
(Unaudited, in thousands, except percentages)
Diapers and Wipes	$55,256	$51,901	6%
Skin and Personal Care	22,735	23,275	(2)
Household and Wellness	6,553	3,317	98
Total Revenue	$84,544	$78,493	8%
_____________________

•Diapers and Wipes: Revenue from Diapers and Wipes (65% of total second quarter 2023 revenue) increased 6% due to retail consumption gains across diapers and wipes, supported by new distribution and pricing.

•Skin and Personal Care: Revenue from Skin and Personal Care (27% of total second quarter 2023 revenue) decreased 2% as we scaled back low-margin personal care products in the club channel, offset by double-digit growth in the beauty business.

•Household and Wellness: Revenue from Household and Wellness (8% of total second quarter 2023 revenue) increased 98%, reflecting the integration of baby clothing in the third quarter of 2022.

Revenue by Channel

	For the three months ended June 30,
	2023	2022	% change
(Unaudited, in thousands, except percentages)
Digital	$41,731	$37,871	10%
Retail	42,813	40,622	5
Total Revenue	$84,544	$78,493	8%

	For the three months ended June 30,
	2023	2022
(Unaudited, as a percentage of revenue)
Digital	49%	48%
Retail	51%	52%
Total Revenue	100%	100%

Digital revenue increased 10%, supported by double-digit point-of-sales growth at our key digital customer and the integration of the baby clothing business in the third quarter of 2022.

Retail revenue increased 5% behind strong tracked channel consumption at key retailers and new retail distribution, offset by lower revenue in the club channel.

Gross margin was 27.1% in the second quarter of 2023 compared to 30.0% in the second quarter of 2022. Gross margin was impacted by higher input costs and expenses associated with the Transformation Initiative, including exiting portions of the international and sanitizing business, as well as SKU rationalization. These costs were partially offset by the benefit of price increases, cost savings, and lower trade spending.

Operating expenses increased $2 million in the second quarter of 2023 compared to the second quarter of 2022. Operating expenses included a $3 million increase in stock-based compensation related to a prior separation agreement, $1 million in higher legal fees related to securities litigation claims and $1 million in restructuring and other costs related to the Transformation Initiative. Marketing expense were lower versus the second quarter of 2022, reflecting higher marketing efficiency.

Net loss for the second quarter of 2023 was $13 million, including $1 million in costs related to the Transformation Initiative, compared to a net loss of $10 million in the second quarter of 2022.

Adjusted EBITDA for the second quarter of 2023 was negative $4 million, including $1 million in costs related to the Transformation Initiative. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Balance Sheet and Cash Flow

The Company ended the second quarter of 2023 with $18 million in cash, cash equivalents and short-term investments, an increase of $6 million versus the prior quarter, and no debt. This cash balance reflects disciplined management of working capital, including a $16 million reduction in inventory versus the prior quarter.

Net cash provided by operating activities was $4 million for the quarter ended June 30, 2023, a $29 million improvement compared to net cash used in operating activities of $25 million for the quarter ended June 30, 2022.

Transformation Initiative

In the second quarter of 2023, the Company made meaningful progress on its Transformation Initiative across the three pillars of Brand Maximization, Margin Enhancement, and Operating Discipline, including delivering cost savings throughout our supply chain, reducing marketing spend on low-return campaigns, emphasizing best-selling items, and exiting the Asian, European, and portions of our sanitization business. In addition, the Company continued its improved discipline in inventory management, as it achieved 8% growth in second quarter revenue while reducing inventory by 17% versus the prior quarter. Beginning in the third quarter, implementation of recent price increases will support Brand Maximization, recognizing the value Honest provides consumers.

In the second quarter of 2023, the Company recognized $1 million of costs related to the Transformation Initiative. For the full year 2023, costs related to the Transformation Initiative are now expected to be in the range of $10 million to $13 million, of which $6 million to $8 million are expected to be non-cash.

The Transformation Initiative is expected to result in annualized benefits in the range of $15 million to $20 million to Adjusted EBITDA, and the Company expects to begin seeing benefits in late 2023. These benefits include an increase in revenue, as well as a reduction in costs of revenue and operating expenses.

See “Transformation Initiative” in the table at the end of this press release for more details on the Transformation Initiative costs. The Company may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with the Transformation Initiative.

Full Year 2023 Outlook

	Current Outlook	Prior Outlook
Revenue	Low-Single to Mid-Single Digit increase (versus Full Year 2022)	Low-Single Digit increase (versus Full Year 2022)
Adjusted EBITDA	$(22) to $(26) million	$(25) to $(30) million

Following continued strong consumption results in the second quarter, the Company is increasing its full year 2023 revenue outlook to be up low-single to mid-single digits versus revenue reported for the full year 2022. Previously, the Company expected revenue to be up low-single digits. The revenue outlook reflects continued positive tracked channel consumption, growth in digital, and price increases, offset by the Transformation Initiative impact of SKU rationalization and exiting low-margin businesses and products, which began in the second quarter. The revenue outlook recognizes the Company will be comparing against prior year pipeline shipments that supported significant retail distribution growth in the second half of 2022, particularly in the third quarter.

Adjusted EBITDA(1) is expected to be in the range of negative $22 million to negative $26 million, which includes an estimated $8 million to $10 million out of the total $10 million to $13 million in costs related to the Transformation Initiative that the Company expects to incur in 2023. This updated outlook reflects the higher revenue outlook and anticipated reduced costs associated with the Transformation Initiative. Previously, the Company expected Adjusted EBITDA to be negative $25 million to negative $30 million.
____________

(1) We do not provide guidance for the most directly comparable GAAP measure, net loss, and similarly cannot provide a reconciliation between our adjusted EBITDA outlook and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net loss, including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss second quarter 2023 results is scheduled for today, August 8, 2023, at 1:30 p.m. Pacific time/4:30 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register.vevent.com/register/BI74f5ed61eaf54612a78d8a64a8c8b6be and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•our expectations regarding our revenue, cost of revenue, operating expenses, gross margin, adjusted EBITDA and other operating results, including as a result of the Transformation Initiative, in particular with respect to our 2023 outlook and long-term strategies, including our underlying assumptions, such as our expectation of continued challenges, as well as strengths, such as continued growth in the retail channel driven by consumption trends and additional price increases;
•our expectations regarding the costs, impacts and benefits of the Transformation Initiative, including the expected annualized benefits and timing to begin seeing such benefits;
•our ability to execute a broad-based Transformation Initiative to strengthen the Company’s cost structure and to enable profitable growth;
•our belief in the Honest brand and opportunity in ACV distribution, digital growth and household penetration;
•our ability to execute the Transformation Initiative to improve margin structure, support a focus on the core of the business, and guide the Company’s allocation of resources to its most critical priorities;
•our strategic initiatives and priorities, including the timing, focus and cadence of our marketing, innovation, and distribution and costovation strategies;
•our ability to deliver mission-driven innovation and lead growth with the high quality products our consumers love and value;
•our focus on taking action and defining a strategy to set Honest up to be a stronger, more profitable Company in 2024 and beyond;
•our ability to aggressively manage our working capital;
•that strong momentum in our business, continued strong results in tracked channels, consumer acceptance of prior and future price increases, and recent retail expansion are expected to offset rising consumer uncertainty and tighter inventory management by retailers;
•our ability to offset the high inflationary environment, including commodity prices, labor costs, input cost and transportation cost inflation with price increases, productivity or investing in digital capabilities and a growing revenue base;
•our ability to drive innovation, maintain cost discipline, invest in digital capabilities, expand our distribution footprint, and execute our pricing and cost-reduction strategies to position Honest for long-term growth, including as part of the Transformation Initiative;
•our planned innovation and expected plans for new distribution in the future;
•our belief that consumer demand for natural and clean products will continue to outpace conventional offerings, and that Honest is poised to capture this modern consumer through its omnichannel business model;
•our ability to implement our strategy to deliver sustained long-term growth and profitability, including as part of the Transformation Initiative;
•that our strategy will continue to deliver behind pricing increases, reflecting the health of our brand, distribution gains, and tight cost management;
•that our investments in innovation and digital capability will fuel long-term growth;
•our expansion with retail and digital customers;
•our ability to bring new products to market and to identify and successfully launch new category adjacencies;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•the effect of macroeconomic factors, such as supply chain disruptions and inflation on our business and the global economy, including our costs and expenses and shifting consumer demand between our Digital and Retail channels;
•our continued revenue growth through our omnichannel strategy and ability to capture growth in whitespace opportunities in the Retail channel;
•expectations regarding consumer demand and the timing and amount of orders from key customers; and
•our ability to achieve or sustain our profitability.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 16, 2023, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 9, 2023 and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a digitally-native consumer products company dedicated to creating clean- and sustainably-designed products spanning baby care, beauty, personal care, wellness and household care. Honest products are available via Honest.com, third-party ecommerce customers and approximately 51,000 retail locations across the United States, Canada and Europe. Based in Los Angeles, CA, the Company’s mission, to inspire everyone to love living consciously, is driven by its values of transparency, trust, sustainability and a deep sense of purpose around what matters most to its consumers: their health, their families and their homes. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Steve Austenfeld
saustenfeld@thehonestcompany.com

Elizabeth Bouquard
ebouquard@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022

Revenue	$84,544	$78,493	$167,933	$147,212
Cost of revenue	61,646	54,929	124,832	103,021
Gross profit	22,898	23,564	43,101	44,191
Operating expenses
Selling, general and administrative	25,032	19,965	50,849	39,576
Marketing	9,261	12,515	19,495	25,981
Restructuring	397	—	1,747	—
Research and development	1,595	1,823	3,054	3,919
Total operating expenses	36,285	34,303	75,145	69,476
Operating loss	(13,387)	(10,739)	(32,044)	(25,285)
Interest and other income (expense), net	(9)	747	(198)	686
Loss before provision for income taxes	(13,396)	(9,992)	(32,242)	(24,599)
Income tax provision	20	20	40	40
Net loss	$(13,416)	$(10,012)	$(32,282)	$(24,639)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.14)	$(0.11)	$(0.34)	$(0.27)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	94,103,266	92,052,347	93,607,425	91,796,489

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments, net of taxes	13	(2)	33	(79)
Comprehensive loss	$(13,403)	$(10,014)	$(32,249)	$(24,718)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$17,845	$9,517
Short-term investments	—	5,650
Accounts receivable, net	35,874	42,334
Inventories	82,104	115,664
Prepaid expenses and other current assets	8,690	15,982
Total current assets	144,513	189,147
Operating lease right-of-use asset	26,837	29,947
Property and equipment, net	14,155	14,327
Goodwill	2,230	2,230
Intangible assets, net	335	370
Other assets	4,438	4,578
Total assets	$192,508	$240,599
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,710	$24,755
Accrued expenses	25,413	38,010
Deferred revenue	1,723	815
Total current liabilities	41,846	63,580
Long term liabilities
Operating lease liabilities, net of current portion	25,828	29,842
Other long-term liabilities	434	817
Total liabilities	68,108	94,239
Commitments and contingencies (Note 8)
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at June 30, 2023 and December 31, 2022, none issued or outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 1,000,000,000 and 150,000,000 shares authorized at June 30, 2023 and December 31, 2022, respectively; 95,060,526 and 92,907,351 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	9	9
Additional paid-in capital	596,504	586,213
Accumulated deficit	(472,113)	(439,830)
Accumulated other comprehensive loss	—	(32)
Total stockholders’ equity	124,400	146,360
Total liabilities and stockholders’ equity	$192,508	$240,599

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the six months ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(32,282)	$(24,639)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,340	1,386
Stock-based compensation	10,185	7,460
Other	3,108	3,253
Changes in assets and liabilities:
Accounts receivable, net	6,460	(5,289)
Inventories	33,561	(12,682)
Prepaid expenses and other assets	7,389	(450)
Accounts payable, accrued expenses and other long-term liabilities	(23,104)	8,844
Deferred revenue	908	44
Operating lease liabilities	(3,807)	(3,329)
Net cash provided by (used in) operating activities	3,758	(25,402)
Cash flows from investing activities
Purchases of short-term investments	—	(11,294)
Proceeds from sales of short-term investments	—	—
Proceeds from maturities of short-term investments	5,683	26,957
Purchases of property and equipment	(1,186)	(743)
Net cash provided by investing activities	4,497	14,920
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	—	(37)
Proceeds from exercise of stock options	4	122
Proceeds from 2021 ESPP	102	157
Payments on finance lease liabilities	(33)	(203)
Net cash provided by financing activities	73	39
Net increase (decrease) in cash and cash equivalents	8,328	(10,443)
Cash and cash equivalents
Beginning of the period	9,517	50,791
End of the period	$17,845	$40,348

Reconciliation of cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$17,845	$40,348
Total cash, cash equivalents and restricted cash	$17,845	$40,348

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$25	$226

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA, which is a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) CEO transition expenses and (7) restructuring expenses in connection with the Transformation Initiative.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including interest expense; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as CEO transition expenses and restructuring expenses in connection with the Transformation Initiative. In addition, our use of adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA alongside other financial measures, including our net income (loss), revenue and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2023	2022	2023	2022
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(13,416)	$(10,012)	$(32,282)	$(24,639)
Interest and other (income) expense, net	9	(747)	198	(686)
Income tax provision	20	20	40	40
Depreciation and amortization	672	666	1,340	1,386
Stock-based compensation(1)	6,413	3,912	10,185	7,460
Securities litigation expense	1,773	783	2,951	995
CEO transition expense(2)	—	—	1,277	—
Restructuring costs(3)	397	—	1,747	—
Payroll tax expense related to stock-based compensation	33	53	112	66
Adjusted EBITDA	$(4,099)	$(5,325)	$(14,432)	$(15,378)
__________________

(1) Includes $2.6 million of accelerated equity awards related to a prior separation agreement in the second quarter of 2023.
(2) Includes sign-on bonus, relocation, legal and severance costs.
(3) Refer to Transformation Initiative table below for items included in restructuring expense.

The Honest Company, Inc.
Transformation Initiative

(In millions)	Q1 2023	Q2 2023	Remainder of 2023 (expected)			Full Year 2023 (expected)
Restructuring costs(1)	$1.4	$0.4	TBD			TBD
Other related costs(2)			TBD			TBD
Revenue	0.5	$—
Cost of revenue	2.7	$0.6
Selling, general and administrative expense	2.4	$0.4
Subtotal	$5.6	$1.0	TBD			TBD
Total Transformation Initiative-related costs:	$7.0	$1.4	$1.6	—	$4.6	$10.0	—	$13.0
Non-cash costs						$6.0	—	$8.0
Cash-related costs						$4.0	—	$5.0
______________

(1) Restructuring costs (reflected in Operating Expenses) include employee-related costs, asset-related costs and contract terminations related to exiting unprofitable geographical locations.
(2) Other Transformation Initiative-related costs include product returns, chargebacks and markdowns recorded as a reduction to revenue. Inventory reserves, write-downs or destruction costs as a direct result of a restructuring in connection with Transformation Initiative to exit certain products or locations are recorded as cost of revenue. Selling, general and administrative expenses include donation expense.